Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Regency Centers Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-930, No. 333-52089, No. 333-37911, No. 333-44724, No. 333-58966, No. 333-114567, No. 333-125858, No. 333-125886-1, and No. 333-125913) on Forms S-3 and (No. 333-134286) on Form S-3ASR and (No. 333-127274-1) on Form S-4 and (No. 333-24971, No. 333-55062, No. 333-125857) on Forms S-8 of Regency Centers Corporation and (No. 333-58966 and No. 333-125886) on Forms S-3 and (No. 333-127274) on Form S-4 of Regency Centers, L.P. of our reports dated February 27, 2008, with respect to the consolidated balance sheets of Regency Centers Corporation as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Regency Centers Corporation.

/s/ KPMG LLP

Certified Public Accountants

Jacksonville, Florida

February 27, 2008